Exhibit 99.1

FOR IMMEDIATE RELEASE

SOFTECH ANNOUNCES IMPROVED FINANCIAL RESULTS FOR SECOND QUARTER FY 2009

Net Income rises substantially; operating cash flows improve significantly

LOWELL, Mass. – January 15, 2009 – SofTech, Inc. (OTCBB: SOFT), a proven provider of Product Lifecycle Management (PLM) solutions, today announced financial results for the second quarter of Fiscal Year 2009 (quarter ended November 30, 2008). Revenue was approximately $2.5 million for Q2 2009, unchanged compared to the second quarter of Fiscal Year 2008 (quarter ended November 30, 2007).

The Company’s profitability improved substantially, with net income increasing by approximately $566,000 from a loss of $218,000 ($.02 per share) in Q2 2008, to net income of approximately $348,000 ($.03 per share) in Q2 2009. For the six months ended November 30, 2008, the Company’s net income increased by approximately $984,000, from a loss of $217,000 ($.02 per share) in the first half of FY 2008 to net income of approximately $767,000 ($.06 per share).

Net Cash flows from operating activities also improved considerably during the first half of FY 2009, increasing approximately $654,000 from negative $235,000 during the first half of FY 2008 to positive net operating cash flows of $419,000 in the first half of FY 2009. The Consolidated Statement of Cash Flows for the six months ended November 30, 2008 and 2007 is included in the attached Financial Summary.

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), a non- GAAP financial measure, also improved considerably during Q2 2009, increasing from $498,000 in Q2 2008 to $688,000 in Q2 2009, a 40% increase.  For the first half of FY 2009, EBITDA was $1.5 million, compared to $1.2 million in the comparable prior period.  A reconciliation of EBITDA to Net Income (Loss) is provided on the attached Financial Summary.

The Company’s revenue is derived almost entirely from technology acquisitions completed between 1997 and 2002, and the Company’s operations are not capital intensive.  As of November 30, 2008, approximately 4.3% of the Company’s assets represent amortizable intangible assets related to these historical acquisitions. The Company does not anticipate making further acquisitions in the foreseeable future.  For the quarter ended November 30, 2008, amortization expense (a non-cash expense) related to these intangible assets was approximately 4.7% of total expenses, 4% of total revenue and 29% of net income. Further, the periods over which these intangible costs are expensed are highly judgmental.

The Company believes that EBITDA is useful supplemental information for investors, when considered along with net income and other income statement data.   The Company believes that EBITDA is useful because it provides investors with information concerning the potential longer term profitability of the Company’s technology assets (subsequent to full amortization of costs), as amortization of acquisition costs has been added back to net income in arriving at EBITDA.  Further, management believes that EBITDA provides a useful financial metric by which the Company can be compared with other companies that have different capital structures (interest (a cost of capital) has been added back to net income in arriving at EBITDA).  It is also management’s belief that this non-GAAP measure of performance continues to be used in the investment community as a financial metric for business valuation purposes.

However, the Company believes that EBITDA is not a substitute for cash flow from operating activities, which is disclosed above and in the Company’s financial statements.  Investors should carefully review the financial statements of the Company in their entirety in order to obtain a complete understanding of the Company’s financial condition and results of operations.

About SofTech

SofTech, Inc. (OTCBB: SOFT) is a proven provider of product lifecycle management (PLM) solutions, including its flagship ProductCenter™ PLM solution, and its computer-aided design and manufacturing (CAD/CAM) products, including CADRA™ and Prospector™.

SofTech's solutions accelerate products and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. SofTech excels in its sensible approach to delivering enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively.

Over 100,000 users benefit from SofTech software solutions, including General Electric Company, Goodrich, Honeywell, Siemens, Sikorsky Aircraft, U.S. Army, and Whirlpool Corporation. Headquartered in Lowell, Massachusetts, SofTech (www.softech.com) has locations and distribution partners throughout North America, Europe, and Asia.

SofTech, CADRA, ProductCenter and Prospector are trademarks of SofTech, Inc. All other products or company references are the property of their respective holders.

Forward Looking Statements

The statements made herein may represent “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and are subject to a number of risks and uncertainties. These include, among other risks and uncertainties, whether we will be able to generate sufficient cash flow from operations to fund working capital needs, maintain the existing relationship with our lender, successfully introduce and attain market acceptance of planned new products, attract and retain qualified personnel, in an extremely competitive environment, both in our existing markets and in new territories, and the potential obsolescence of our technologies..

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this release. Except as otherwise required by law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this release to reflect any change in our expectations or any change in events, conditions or circumstances on which any of our forward-looking statements are based.  We qualify all of our forward-looking statements by these cautionary statements.

Contact: Jean J. Croteau

  President

  (978) 513-2700

SOFTECH, INC.

FINANCIAL SUMMARY

(In thousands, except per share data)

Statements of Operations (unaudited):

	For the Three Month Period Ended
	November 30, 2008	November 30, 2007
Revenue	$ 2,473	$ 2,493
Income (loss) from operations	625	127
Net income (loss)	348	(218)
Basic and diluted income (loss) per share	.03	(.02)

	For the Six Month Period Ended
	November 30, 2008	November 30, 2007
Revenue	$ 5,027	$ 5,209
Income (loss) from operations	1,299	487
Net income (loss)	767	(217)
Basic and diluted income (loss) per share	.06	(.02)

Reconciliation of EBITDA to Net Income (Loss) (unaudited):

To arrive at EBITDA, net loss, calculated in accordance with GAAP, is adjusted below by adding back interest expense, taxes, non-cash expenses related to amortization of intangible assets resulting from acquisitions, and depreciation expense.

	For the Three Month Period Ended		Percentage of Total Expense November 30, 2008	Percentage of Total Expense November 30, 2007
	November 30, 2008	November 30, 2007
Net income (loss)	$ 348	$ (218)
Plus: Interest Expense	223	345	10%	13%
Plus: Depreciation Expense	16	17	1%	1%
Plus: Amortization Expense	101	354	5%	13%
EBITDA	688	498

	For the Six Month Period Ended		Percentage of Total Expense November 30, 2008	Percentage of Total Expense November 30, 2007
	November 30, 2008	November 30, 2007
Net income (loss)	$ 767	$ (217)
Plus: Interest Expense	453	704	11%	13%
Plus: Depreciation Expense	28	35	1%	1%
Plus: Amortization Expense	203	708	5%	13%
EBITDA	1,451	1,230

SOFTECH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Six Months Ended November 30,

(unaudited)

	2008	2007
	(in thousands)
Cash flows from operating activities:
Net income	$767	$(217)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	231	743
Provision for uncollectible accounts	25	-

Change in operating assets and liabilities:
Accounts receivable	416	379
Prepaid expenses and other assets	(52)	(78)
Accounts payable and accrued expenses	56	(114)
Deferred revenue	(1,024)	(948)
Total adjustments	(348)	(18)

Net cash provided by operating activities	419	(235)

Net cash provided by investing activities
Capital expenditures	(33)	-
Net cash used in investing activities	(33)	-

Cash flows from financing activities:
Repayments under debt agreements	(807)	(304)
Repayments under capital lease	(16)	(16)
Net cash used in financing activities	(823)	(320)

Effect of exchange rates on cash	73	(49)

Net decrease in cash and cash equivalents	(364)	(604)
Cash and cash equivalents, beginning of year	900	1,048
Cash and cash equivalents, end of year	$536	$444

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